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AXP High Yield Tax-Exempt Fund, Inc.
File No. 2-63552/811-2901

EXHIBIT INDEX

Exhibit (h)(7):     Transfer  Agency  Agreement  dated  March 9,  2000,  between
                    Registrant and American Express Client Service Corporation

Exhibit (i):        Opinion and consent of counsel

Exhibit (j):        Consent of Independent Auditors